                                                                    EXHIBIT 4(c)

        COMMON STOCK                                    COMMON STOCK

     INCORPORATED UNDER                                   PAR VALUE
   THE LAWS OF THE STATE                                    $0.01
        OF DELAWARE

NUMBER                                                                 SHARES
 DNY                                                                  SPECIMEN

                                                     CUSIP 44977L 10 0

                          CWM MORTGAGE HOLDINGS, INC.
SEE REVERSE FOR STATEMENT OF RESTRICTIONS ON
ACQUISITION AND TRANSFER PROVISIONS TO WHICH
THE SHARES REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT

        This Certifies that

                             Specimen Certificate

        is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                                NAME CHANGED TO
                         INMC MORTGAGE HOLDINGS, INC.

CWM Mortgage Holdings, Inc., transferable only on the books of the Corporation in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.
        This Certificate is issued by the Board of Directors of CWM Mortgage Holdings, Inc. acting not individually but as such Board of Directors and is not valid until countersigned and registered by the transfer agent and registrar.
        Witness, the seal and the signatures of the duly authorized officers of the Corporation in facsimile.

                                       Dated:
CWM MORTGAGE HOLDINGS, INC.
        CORPORATE
          SEAL
          1987
         DELAWARE

Countersigned and Registered:
       THE BANK OF NEW YORK
                    Transfer Agent and Registrar



       By                         /s/ Richard A. Wohl    /s/ illegible
       Authorized Signature           Secretary               Chairman

ARTICLE VI.  RESTRICTION ON ACQUISITION AND TRANSFER OF SHARES.

  SECTION 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the status of the Corporation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors may require to be filed with the Corporation as a condition to permitting any proposed transfer, and/or the registration of any transfer, of shares of the Corporation a statement or affidavit from any proposed transferee setting forth the number of shares already owned after application of the attribution rules (the "Attribution Rules") of Section 544 of the Code by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. All contracts for the sale or other transfer of shares of the Corporation shall be subject to this provision.

  SECTION 2. As a condition to the transfer and/or registration of transfer of any shares of capital stock of the Corporation which would result in any stockholder owning, directly or indirectly, shares in excess of 9% of the outstanding shares of capital stock of the Corporation, the transferee of such shares shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation owned directly and indirectly by the person filing the affidavit. For purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person or group of which he is a member would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and/or would be considered to own such shares by reason of the Attribution Rules. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by stockholders under Regulation 1.857-9 issued by the Internal Revenue Service, or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, must be filed with the Corporation within 10 days after demand therefor and in any event at least 15 days prior to any transfer, registration of transfer or transaction which, if consummated, would cause the filing person to hold shares in excess of 9% of the outstanding shares of capital stock of the Corporation. No transfer nor any registration of any purported transfer in violation of the notice provisions of this Section shall be valid or be given effect. Notwithstanding the foregoing, compliance with the requirements of this Section 2 shall not validate any purported transfer which would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI.

  SECTION 3. Any acquisition of shares of capital stock of the Corporation that would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of "Excess Shares," as defined in Section 4 of this Article VI, shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void, voidable or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

  SECTION 4. Notwithstanding any other provision hereof to the contrary, and subject to the provisions of Section 5 of this Article VI, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which would, but for this Section 4, be owned by a person or a group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of determining and dealing with Excess Shares, the term "ownership" shall be defined to include shares of capital stock constructively owned by a person under the Attribution Rules and shall also include shares of capital stock beneficially owned by a person for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Exchange Act and the term "group" shall have the same meaning as that term has for purposes of Section 13(d)(3) of such Act. All shares of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit. Unless otherwise required by applicable law, the Corporation shall refuse to transfer or register the transfer of, and shall instruct the transfer agent of the Corporation to refuse to transfer or register the transfer of, shares to the extent that, as a result of such transfer or registration of transfer, any person would hold Excess Shares.

SECTION 5. The Limit set forth in Sections 3 and 4 of this Article VI and the filing requirements of Section 2 of this Article VI shall not apply to the acquisition of shares of the Corporation by the Corporation, by an underwriter in connection with a public offering of shares of the Corporation, or in any transaction involving the issuance of shares by the Corporation, in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be Excess Shares. The Board of Directors in its discretion may exempt from the Limit under Sections 3 and 4 of this Article VI and from the filing requirements of Section 2 of this Article VI ownership or transfers of certain designated shares while owned by or transferred to any subsidiary of this Corporation or to any other person in connection with a reorganization, recapitalization, merger, liquidation or similar transaction approved by the Board of Directors, provided that such person has given the Board of Directors evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a "real estate investment trust" under the Code would not be jeopardized thereby.

SECTION 6. Notwithstanding Sections 3 and 4 of this Article VI, if at any time more than 9.8% of the shares of capital stock of the Corporation has become concentrated in the hands of a "beneficial owner" (as such term is defined for purposes of Rule 13d-3, or any successor rule thereto promulgated by the Securities and Exchange Commission, under the Exchange Act), such beneficial owner and each of his "affiliates" (as such term is defined on December 1, 1986 in Rule 12b-2 under the Exchange Act) owning any shares of capital stock of the Corporation shall be deemed to have offered to sell to the Corporation or its designee, on a date fixed by the Corporation, as specified in the Corporation's notice of its or its designee's acceptance of such offer of sale, such a number of shares of capital stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of capital stock of the Corporation of such beneficial owner to no more than the Limit. The price at which the Corporation or its designee may purchase the outstanding shares of capital stock of the Corporation pursuant to the preceding sentence of this Section (the "Purchase Price") shall be equal to the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which the Corporation's notice of its acceptance of the beneficial owner's and/or his affiliates' offer of sale is sent, or, if no such closing sales prices or quotations are available, then the Purchase Price shall be equal to the net asset value of such stock (determined on the basis of the fair market value of the assets of the Corporation) as determined by the Board of Directors in accordance with the provisions of applicable law. The Purchase Price of any shares acquired by the Corporation or its designee shall be paid, at the option of the Corporation, in cash or in the form of an unsecured, subordinated promissory note of the Corporation or its designee bearing interest and having a term to maturity (to be not less than five nor more than twenty years)as shall be determined by the Board of Directors. Payment of the Purchase Price shall be made at such time and in such manner as may be determined by the Board of Directors and specified in the notice of acceptance sent to the beneficial owner and/or his affiliates. From and after the date fixed for purchase by the Board of Directors and the tender by the Corporation of the Purchase Price therefor, each as specified in the Corporation's notice of its acceptance of the offer of sale, the holder of any shares to be so purchased shall cease to be entitled to any rights as a holder of such shares, excepting only the right to payment of the Purchase Price fixed as aforesaid.

  SECTION 7. Nothing contained in this Article VI or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a "real estate investment trust" under the Code.

  SECTION 8. For purposes of this Article VI only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, association, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts and other entities, and governments and agencies and political subdivisions thereof; provided, however, that such term shall not include this Corporation or any of its subsidiaries.

  SECTION 9. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VII.  ACQUISITION OF SHARES BY CERTAIN ORGANIZATIONS.

  SECTION 1. Whenever it is deemed by the Board of Directors to be prudent in avoiding
        (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits ("REMICs") or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or
        (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest, the Board of Directors may require to be filed with the Corporation a statement or affidavit from any holder or proposed transferee of capital stock of the Corporation stating whether the holder or proposed transferee is
                (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, or any other organization that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code) (a "Disqualified Organization") or
                (ii) a partnership, trust, real estate investment trust, regulated investment company, or other pass-through entity in which a Disqualified Organization holds or is permitted to hold a direct or indirect beneficial interest (a "Pass-Through Entity").
  Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision. Furthermore, the Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred, if either
        (a) a statement or affidavit requested pursuant to this Section 1 has not been received, or
        (b) the proposed transferee is a Disqualified Organization or Pass-Through Entity.
  SECTION 2. Any acquisition of shares of capital stock of the Corporation that could or would
        (a) result in the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or
        (b) endanger the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of the subject shares shall be deemed never to have had an interest therein.
  If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation.
  SECTION 3. Whenever it is deemed by the Board of Directors to be prudent in avoiding
        (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or
        (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest, the Corporation may redeem shares of its capital stock.
  Any such redemption shall be conducted in accordance with the procedures set forth in Section 6 of Article VI.
  SECTION 4. Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation or the interests of its stockholders by avoiding
        (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or
        (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest.
  SECTION 5. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall be affected only to the extent necessary to comply with the determination of that court.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                    Specimen
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

                      UNIF GIFT MIN ACT -- __________Custodian__________________
                                              (Cust)              (Minor)
                                           under Uniform Gifts to Minors
                                           Act___________________________
                                                             (State)
                      UNIF TRF MIN ACT --  __________Custodian (until age______)
                                             (Cust)
                                           ______________under Uniform Transfers
                                               (Minor)
                                           to Minors Act________________________
                                                            (State)
    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________
_______________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________________
                                     X__________________________________________
Signature(s) Guaranteed
                                     X__________________________________________
                                      THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                             NOTICE: CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


BY__________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.